UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 28, 2006
Merck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ		08889-0100

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (908) 423-1000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 28, 2006, Merck & Co., Inc. (“Merck” or the “Company”) and Mr. Per Wold-Olsen, former President, Human Health Intercontinental of Merck, reached an agreement (the “Agreement”) with regard to his separation from the Company. Material terms of the Agreement follow:
•	Eligibility for benefits under the Separation Benefits Plan for Nonunion Employees including the following:
o	Separation pay of 78 weeks base pay calculated under the formula applicable to employees at management levels Bands 1, 2 and 3 and based on Mr. Wold-Olsen’s length of service

o	Senior Executive Service outplacement services over a period of 12 months
•	Pro rata bonus in the amount of $510,000 calculated in accordance with Company policy applicable to separated employees

•	Reimbursement for financial and tax counseling through 2009 of up to $75,000 in the aggregate

•	Relocation assistance to Norway, with relocation to be completed by July 1, 2007
o	Home sale assistance with buyout under Merck’s Relocation Policy

o	Return trip airfare and temporary living for a maximum of sixty days consistent with Company practice

o	Shipment of household goods back to the point of origin or to some other mutually agreed upon area
•	Lump sum payment of $170,000

•	Mr. Wold-Olsen will be subject to the following obligations:
o	Noncompetition for 18 months

o	Nondisparagement

o	Nonsolicitation

o	Nondisclosure of trade secrets and proprietary information

o	Cooperation in litigation

o	Release and waiver of claims
Mr. Wold-Olsen is eligible to retire under the Company’s benefit and long term incentive plans.
The foregoing summary is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as an exhibit to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 Letter Agreement dated July 19, 2006 between Merck & Co., Inc. and Per Wold-Olsen

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: August 2, 2006	By:	/s/ Debra A. Bollwage

DEBRA A. BOLLWAGE
Senior Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Letter agreement dated July 19, 2006 between Merck & Co., Inc. and Per Wold-Olsen

4